Exhibit 23.1
Consent of Ernst & Young LLP
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Annual Report on Form 10-K of Tandy Brands Accessories, Inc. of our report dated August 10, 2005, with respect to the consolidated financial statements of Tandy Brands Accessories, Inc., included in the 2005 Annual Report to Stockholders of Tandy Brands Accessories, Inc.
We also consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-41262, 33-46814, 33-91996, 33-75114, 333-08579, 333-42211, 333-94251, 333-38526, 333-55436, 333-88276, 333-105283, 333-105294 and 333-109526) of (i) our report dated August 10, 2005 with respect to the consolidated financial statements of Tandy Brands Accessories, Inc., included in the 2005 Annual Report to Stockholders of Tandy Brands Accessories, Inc. and (ii) our report dated August 10, 2005, with respect to the financial statement schedule of Tandy Brands Accessories, Inc. included in this Annual Report on Form 10-K for the year ended June 30, 2005.
/s/ERNST & YOUNG LLP
Fort Worth, Texas
September 20, 2005